Exhibit A

Joint Filing Agreement

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13G. This Joint Filing Agreement shall be included as an exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Agreement this 11 day of April, 2005.

ROCK CREEK PARTNERS II, LTD.

/s/ Ashton Hudson

ROCK CREEK II CO-INVESTMENTS, LTD.

/s/ Ashton Hudson

ROCK CREEK CAPITAL II, LTD.

/s/ Ashton Hudson

ROCK CREEK ADVISORS, INC.

/s/ Ashton Hudson

ROCK CREEK CAPITAL GROUP, INC.

/s/ Ashton Hudson

HAWKEYE, INC.

/s/ Arthur L. Cahoon

/s/ James H. Dahl

James H. Dahl, Individually

17

/s/ Arthur L. Cahoon

Arthur L. Cahoon, Individually

/s/ John C. Sites, Jr.

John C. Sites, Jr., Individually

18